EXHIBIT 1.1

CRT PROPERTIES, INC.

4,350,000 Shares of Common Stock

UNDERWRITING AGREEMENT

December 15, 2004

Morgan Stanley & Co. Incorporated
    as Representative of the Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     CRT Properties, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the firm or firms listed in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 4,350,000 shares (the “Underwritten Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional 435,000 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” In the event that only one firm is listed in Schedule I hereto, the term “Underwriters” shall be deemed to mean such firm individually, and the term “Representative” shall be deemed to mean such firm acting solely on its own behalf.

     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (No. 333-116056) on Form S-3 (the “New Registration Statement”) for the registration of up to an aggregate of $471,358,750 of equity and debt securities to be issued from time to time by the Company. The New Registration Statement also constituted post-effective amendment number 1 to a registration statement (No. 333-37919) on Form S-3 with respect to up to an aggregate of $200,000,000 of equity securities of the Company (together with the New Registration Statement, the “Combined Registration Statement”), $28,641,250 of which remain unsold by the Company. The Combined Registration Statement included a combined prospectus for up to an aggregate of $500,000,000 of the Company’s equity and debt securities (the “Shelf Securities”). The Combined Registration Statement was declared effective by the Commission June 18, 2004. As of the date hereof, none of the Shelf Securities have been sold. The Combined Registration Statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares is hereinafter referred to as the “Base Prospectus.” The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares. The Base Prospectus as supplemented by the prospectus supplement dated December 15, 2004 (and any amendment or supplement thereto) specifically relating to the Shares in the form first used to confirm sales of the Shares (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     The Company hereby agrees with the Underwriters as follows:

     1. The Company agrees to issue and sell the Underwritten Shares to the Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price per share (the “Purchase Price”) of $23.78.

     In addition, the Company agrees to issue and sell the Option Shares to the Underwriters as hereinafter provided, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase from the Company up to an aggregate of 435,000 Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

     The Underwriters may exercise the option to purchase the Option Shares at any time on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     2. The Company understands that the Underwriters intend (i) to make a public offering of the Shares and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     3. Payment for the Shares shall be made to the Company by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Shares, on December 21, 2004, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the “Additional Closing Date.” As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of Morgan Stanley & Co. Incorporated set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

     4. The Company represents and warrants to each Underwriter that:

     (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

     (b) (i) the Company is eligible to use a Form S-3 registration statement under the Securities Act pursuant to the standards for that Form currently in effect and pursuant to the standards for that Form in effect immediately prior to October 21, 1992; (ii) the Registration Statement has been declared effective by the Commission under the Securities Act; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; (iv) the Registration Statement, each preliminary prospectus and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (v) the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

     (c) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (d) Deloitte & Touche LLP, the accounting firm that certified certain financial statements of the Company and its subsidiaries, are, to the knowledge of the Company, (i) independent public accountants as required by the Securities Act and (ii) an independent registered public accounting firm, as defined by the Exchange Act and the Public Company Accounting Oversight Board (United States), with respect to the Company;

     (e) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; no other historical or pro forma financial statements (or schedules) are required by the Securities Act to be included or incorporated by reference in the Registration Statement and the Prospectus;

     (f) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than the grant of stock options pursuant to the Company’s Stock Option Plans and the Company’s common stock issued pursuant to the Company’s (i) Stock Option Plans, (ii) Stock Investment Plan, (iii) Dividend Reinvestment Plan, (iv) Equity and Cash Incentive Plan and (v) 401(k) Plan) or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, assets, properties, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case, otherwise than as set forth or contemplated in the Prospectus; and, except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

     (g) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) all material transactions are reflected in the Company’s financial statements;

     (h) the Company has been incorporated and is validly existing as a corporation and its status is active under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (i) Except for CRT Ravinia, LLC, CRT Post Oak Limited Partnership, CRT ACP, LLC and CRTP OP LP and ELO Associates II, Ltd. (a subsidiary of CRTP OP LP), the Company has no subsidiaries that meet the definition of “significant subsidiary,” as such term is defined in Section 210.1-02(w) of Regulation S-X; each of the Company’s subsidiaries has been incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation, limited partnership or limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock, partnership interests or membership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

     (j) the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company;

     (k) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus; and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and, except as set forth in the Registration Statement or Prospectus, are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Registration Statement or Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

     (l) the Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

     (m) (i) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Amended and Restated Articles of Incorporation or By-Laws, as Amended and Restated, or other organizational documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; (ii) the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein (A) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and (B) will not result in any violation of the provisions of the Amended and Restated Articles of Incorporation or the By-Laws, as Amended and Restated, of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and (iii) no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and under the rules of the New York Stock Exchange and as may be required under state securities, real estate syndication or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

     (n) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the business, assets, properties, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

     (o) immediately after any sale of Shares by the Company hereunder, the aggregate amount of Shares which have been issued and sold by the Company hereunder and of any securities of the Company (other than the Shares) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement;

     (p) (i) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; (ii) any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries; (iii) each of the Company’s properties is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply that, individually or in the aggregate, could not, individually or in the aggregate, have a material adverse effect on the general affairs, business, assets, properties, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and (iv) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Company’s properties, except such proceedings or actions that, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, assets, properties, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

     (q) no agreement, relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

     (r) except as described in the Registration Statement and Prospectus, no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares;

     (s) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or, to the knowledge of the Company, an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

     (t) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith except for the failure to file such tax returns or pay such taxes which would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as whole; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

     (u) the Company has met the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”); as of the close of every taxable year during the Company’s existence, the Company has had no earnings and profits accumulated in a non-REIT year within the meaning of Section 857(a)(2)(B) of the Code; and the Company’s present and contemplated operations, assets and income continue to meet such requirements;

     (v) Each of the Company’s corporate subsidiaries, except its taxable REIT subsidiary, CRT Realty Services, Inc., is in compliance with all requirements applicable to a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code, and the Company is not aware of any fact that would negatively impact such qualifications;

     (w) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

     (x) except as would not, individually or in aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus, and (ii) each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

     (y) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries taken as a whole;

     (z) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (aa) other than as disclosed in the Prospectus, the Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties of the Company or of (b) any unlawful spills, release, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from the properties of the Company as a result of any construction on or operation and use of the properties of the Company, which presence or occurrence would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (bb) except as disclosed in the Prospectus, each entity identified in the Prospectus as a tenant of any of the Company’s properties, or a subtenant thereof, is in actual possession of such property under a lease to such tenant or, if applicable, a sublease to such subtenant; except as disclosed in the Prospectus, each such lease is in full force and effect and neither the Company nor any of its subsidiaries has notice of any defense to the obligations of the tenant thereunder or any claim asserted or threatened by any person or entity, which claim, if sustained, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and except as disclosed in the Prospectus, the lessor under each lease has complied with its obligations under such lease in all material respects and neither the Company nor any of its subsidiaries has notice of any default by the tenant under such lease which, individually or in the aggregate with other such defaults, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (cc) the mortgages and deeds of trust encumbering the properties of the Company are not (i) cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries or (ii) cross-collateralized to any property not owned by the Company or any of its subsidiaries;

     (dd) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

     (ee) the statements set forth in the Base Prospectus under the captions “Risk Factors,” “Description of Capital Stock,” “Restrictions on the Ownership of Capital Stock,” “Description of Debt Securities,” “Legal Ownership of Securities,” and “Federal Income Tax Consequences of Our Status as a REIT,” and in the Prospectus Supplement under the caption “Federal Income Tax Consequences of Our Status as a REIT” to the extent such statements purport to describe matters of law or regulation or constitute summaries of documents described therein, are accurate and complete in all material respects;

     (ff) the Company has and will maintain property and casualty insurance in favor of the Company and its subsidiaries (as the case may be) with respect to each of the Company’s properties, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company and its subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any of its properties;

     (gg) the Common Stock (other than the Shares) is listed on the New York Stock Exchange;

     (hh) there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; and

     (ii) the Company has not identified any material deficiencies that have not been or will not be remediated in time to meet the reporting deadline imposed by Section 404 of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith (collectively, “Section 404”) for compliance with the requirements of Section 404. The Company has not received any notice, oral or written, from its auditor, that the auditor believes the Company is behind schedule with respect to the compliance requirements of Section 404. To the Company’s knowledge, the Company will be able to complete its required assessment under Section 404 before the related filing deadline with the Commission and in sufficient time for the Company’s auditor to complete its required assessment.

     5. The Company covenants and agrees with each of the Underwriters as follows:

     (a) to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of determination of the offering price of the Shares or, if applicable, such earlier time as may be required by Rule 424(b);

     (b) to furnish to the Representative and counsel for the Underwriters, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request;

     (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object, provided, that any such objection shall not be unreasonably withheld or delayed;

     (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

     (e) if, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

     (f) to use its best efforts to qualify the Shares for offer and sale under the securities or Blue Sky and real estate syndication laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to file for a qualification to do business in any jurisdiction;

     (g) to make generally available to its security holders and to the Representative as soon as practicable, but not later than fifteen months after the Closing Date, an earnings statement covering a period of at least twelve months beginning after the later of (i) the effective date of the Registration Statement relating to the Shelf Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10–K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of

Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

     (h) for so long as the Shares are outstanding, to furnish to the Representative (but after five years from the date of this Agreement, only upon request of the Representative) copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

     (i) for a period of 90 days after the date of the public offering of the Shares not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to sell, grant any options, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, any preferred or preference security or any securities convertible into or exercisable or exchangeable for shares of Common Stock or any preferred or preference security or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any preferred or preference security, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise without the prior written consent of the Representative, other than (A) the Shares to be sold by the Company to the Underwriters hereunder, (B) securities issued solely pursuant to the Company’s 1993 Stock Option Plan, 1996 Stock Option Plan, Equity and Cash Incentive Plan, Stock Investment Plan, Shareholder Rights Plan or dividend reinvestment plan, each as in effect on the date hereof , (C) shares of Common Stock issued upon exercise of stock options outstanding as of the date hereof or conversion of securities outstanding as of the date hereof or (D) shares of Common Stock issued in exchange for limited partnership units in CRT BMWCX, Ltd. (“BMWCX”) pursuant to a limited partner’s right to exchange such units for shares of Common Stock under BMWCX’s limited partnership agreement as in effect on the date hereof, or (E) shares of Common Stock issued in exchange for limited partnership units in CRT BFC, Ltd. (“BFC”) pursuant to a limited partner’s right to exchange such units for shares of Common Stock under BFC’s limited partnership agreement as in effect on the date hereof;

     (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds;”

     (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses of the Company (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing, under the Securities Act, of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representative may designate (including fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Shares on the New York Stock

Exchange, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vi) any expenses incurred by the Company, but not those expenses incurred by the Representative, in connection with a “road show” presentation to potential investors, (vii) the cost of preparing stock certificates, (viii) the cost and charges of any transfer agent and any registrar, (ix) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company;

     (l) to meet the requirements to qualify as a REIT under the Code for the taxable year ending December 31, 2004 and all subsequent taxable years and to continue to have each of its corporate subsidiaries (other than its taxable REIT subsidiary, CRT Realty Services, Inc.) comply with all applicable laws and regulations necessary to maintain a status as a “qualified REIT subsidiary” under the Code; provided, however, that this covenant shall not restrict the Company from ceasing to comply with the requirements for qualification as a REIT under the Code if a majority of the board of directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to so comply;

     (m) to use its best efforts to have the Shares which it agrees to sell under this Agreement listed on the New York Stock Exchange no later than the Closing Date; and

     (n) to comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

     6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

     (b) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

     (c) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, assets, properties, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would, individually or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole, and otherwise than as set forth or contemplated in the Prospectus;

     (d) the Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and one other executive officer of the Company, with specific knowledge about the Company’s financial matters, satisfactory to the Representative to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, assets, properties, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole in each case, from that set forth or contemplated in the Registration Statement;

     (e) Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representative its written opinion with respect to the matters set forth in Exhibit A, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative. The opinion of Goodwin Procter LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. With respect to certain matters addressed in such counsel’s opinion, such counsel may rely in part, to the extent such reliance is reasonable and appropriate, on the opinion of William J. Wedge, Esq., General Counsel for the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon;

     (f) White & Case LLP, special counsel for the Company, shall have furnished to the Representative its written opinion with respect to the matters set forth in Exhibit B, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative;

     (g) on each of the date hereof and the Closing Date or Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to you letters, dated the date hereof, the Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

     (h) the Underwriters shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Hunton & Williams LLP, counsel to the Underwriters, addressed to the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (i) separate “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and each of the directors and officers of the Company relating to sales and certain other dispositions of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be, and

     (j) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

     The several obligations of the Underwriters to purchase Option Shares hereunder are subject to satisfaction of the conditions set forth in paragraphs (a)-(j) above on and as of the Additional Closing Date (references therein to the Closing Date shall be deemed references to the Additional Closing Date for this purpose.

     7. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or allegedly untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (an “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (an “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     To the extent the indemnification provided for in the first or second paragraph of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective amounts of Shares purchased by each of such Underwriters and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     8. Notwithstanding anything herein contained, this Agreement shall be subject to termination by notice given by the Representative to the Company if, after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (or Additional Closing Date, as applicable), (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or, in the event of a global offering, in any relevant foreign jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the sole judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date) but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. The statements in third paragraph and the third from the last paragraph under the caption “Underwriters” in the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 4(a), 4(b) and 7 hereof.

     12. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     13. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 5(k) hereof shall survive the termination or cancellation of this Agreement.

     14. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 (telefax: (212) 507-4568); Attention: Guy Metcalfe. Notices to the Company shall be given to it at CRT Properties,

Inc., 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432 (telefax: (561) 394-7712); Attention: Chief Executive Officer.

     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

[Signatures on the Following Page]

     If the foregoing is in accordance with your understanding, please sign and return two counterparts hereof.

Very truly yours, CRT PROPERTIES, INC.
By:	/s/ Todd J. Amara
	Name:	Todd J. Amara
	Title:	Vice President

Accepted by:

MORGAN STANLEY & CO. INCORPORATED
Acting severally on behalf of itself and the several
Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By: /s/ John D. Tyree

Name: John D. Tyree
Title: Executive Director

SCHEDULE I

Number of Underwritten Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated	4,110,750
Stifel, Nicolaus & Company, Incorporated	239,250

Total	4,350,000